Exhibit 99.1

Eledon Pharmaceuticals Announces up to $185 Million Financing to Advance Tegoprubart Kidney Transplantation Clinical Trials

$35 million in upfront financing with the potential to receive additional aggregate financing up to $105 million, subject to achieving clinical development milestones, plus up to $45 million upon exercise of warrants

Led by BVF Partners LP and Armistice Capital, with participation from new investor Sanofi (via Sanofi Ventures)

Aggregate financing (subject to milestones) expected to be sufficient to fund Company through the completion of the Phase 2 BESTOW trial evaluating tegoprubart for the prevention of rejection in patients receiving a kidney transplant

IRVINE, Calif., May 1, 2023 (GLOBE NEWSWIRE) – Eledon Pharmaceuticals, Inc. (“Eledon”) (NASDAQ: ELDN), a clinical stage transplant and immunology-focused biopharmaceutical company, today announced that it has entered into a definitive securities purchase agreement with certain healthcare investors that will provide up to $185 million in gross proceeds to Eledon through a private placement. The purchase is comprised of an initial upfront financing of $35 million in exchange for 15.2 million common shares (or pre-funded warrants), representing a purchase price of $2.31 for each share of common stock and associated warrant sold at the initial closing, and up to an additional $105 million in mandatory tranche financing, subject to achieving specified milestones, including clinical development milestones. In addition, Eledon will have the potential to receive $45 million upon the full exercise of warrants being issued in connection with the agreement.

The financing is being led by BVF Partners LP and Armistice Capital, and includes participation from new and existing investors including Sanofi (via Sanofi Ventures).

“This financing represents a significant commitment by our shareholders to advance the development of tegoprubart in kidney transplantation,” said David-Alexandre C. Gros, M.D., Chief Executive Officer. “Eledon is now financially positioned to complete and report data from our planned Phase 2 BESTOW study, as well as to continue accumulating and reporting data from our ongoing Phase 1b kidney transplantation trial. We look forward to progressing the development of tegoprubart as a much-needed potential treatment option to better protect and extend the functional life of transplanted kidneys that patients often wait years to receive.”

In addition to the $35 million in upfront financing, the transaction includes a second and third closing, each having mandatory funding conditions whereby the holders have committed to exercise the warrants subject to the satisfaction of certain clinical trial milestones and volume weighted average

Exhibit 99.1

share price levels, and trading volume conditions. The private placement also includes a 5-year term warrant with an exercise price of $3.00 that is exercisable at investors’ election.

SVB Securities is acting as lead placement agent. Cantor, LifeSci Capital and Noble Capital Markets are acting as co-placement agents in connection with the financing.

The Company intends to use the net proceeds from the private placement to fund the clinical development of its lead asset tegoprubart, working capital and general corporate purposes.

The securities sold in the private placement, including the common shares underlying the warrants, are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Concurrently with the execution of the securities purchase agreement, Eledon and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities issued in the private placement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Eledon Pharmaceuticals and tegoprubart

Eledon Pharmaceuticals is a clinical stage biotechnology company using its immunology expertise in targeting the CD40 Ligand (CD40L, also called CD154) pathway to develop therapies to protect transplanted organs and prevent rejection, and to treat ALS. The company’s lead compound in development is tegoprubart, an anti-CD40L antibody with high affinity for CD40 Ligand, a well-validated biological target with broad therapeutic potential. Eledon is headquartered in Irvine, CA. For more information, please visit the company’s website at www.eledon.com.

Follow Eledon Pharmaceuticals on social media: LinkedIn; Twitter

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements about the completion of the private placement, the satisfaction of the mandatory funding conditions, exercise of the warrants, other customary closing conditions related to the private placement, the intended use of net proceeds from the private placement, statements about planned clinical trials, the Company’s expectation that the aggregate financing (subject to milestones) is expected to be sufficient to fund the Company through the completion of the Phase 2 kidney transplant trial, and the Company’s other future expectations, plans and prospects, as well as other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “predicts,” “projects,” “targets,” “looks forward,” “could,” “may,” and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and are subject to numerous risks and uncertainties,

Exhibit 99.1

including: risks related to the private placement, risks relating to the safety and efficacy of our drug candidates; risks relating to clinical development timelines, including interactions with regulators and clinical sites, as well as patient enrollment; risks relating to costs of clinical trials and the sufficiency of the company’s capital resources to fund planned clinical trials; and risks associated with the impact of the ongoing coronavirus pandemic. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors. These risks and uncertainties, as well as other risks and uncertainties that could cause the company’s actual results to differ significantly from the forward-looking statements contained herein, are discussed in our quarterly 10-Q, annual 10-K, and other filings with the U.S. Securities and Exchange Commission, which can be found at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof and not of any future date, and the company expressly disclaims any intent to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:
Stephen Jasper
Gilmartin Group
(858) 525 2047
stephen@gilmartinir.com

Source: Eledon Pharmaceuticals